UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SVT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01	Other Events

On November 30, 2021, Servotronics, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) by and among the Company, Aero Metal Products, Inc. (“AMP”), a wholly owned subsidiary of the Company, and Aero, Inc. (“Aero”) to settle all claims and counterclaims related to a lawsuit filed by Aero against the Company and AMP, on July 19, 2013 in the Supreme Court of the State of New York, County of Erie (the “Lawsuit”). Pursuant to the Settlement Agreement, the Company agreed to pay Aero $1.8 million in cash and the parties have agreed to dismiss the Lawsuit, with prejudice. In addition, the Company and Aero each agreed to release the other party from certain claims, including those arising out of the Lawsuit.

The Company previously recorded a charge of $1,800,000 associated with the Lawsuit as of September 30, 2021. Such amount was reflected in other accrued liabilities in the condensed consolidated balance sheet that was included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021.

The sole shareholder of Aero, Inc. is the wife of a former executive officer, who is the brother of the Chairman of the Board of Directors of the Company. The Settlement Agreement was unanimously approved by the Company’s Board of Directors.

The Settlement Agreement does not constitute an admission of liability, culpability, negligence, or wrongdoing on the part of the Company or AMP. The Company believes the settlement is in the best interests of the Company and its shareholders. The settlement reflects the Company’s desire to forgo further litigation uncertainty, risk, expense, and potential damages, and to eliminate further distraction from business focus associated with continuing lengthy and complex litigation and possible appeals.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 3, 2021

Servotronics, Inc.

By:	/s/Lisa F. Bencel, Chief Financial Officer
Lisa F. Bencel
Chief Financial Officer